Preliminary Pricing Supplement No. 19,300

Registration Statement Nos. 333-293641; 333-293641-01

Dated October 5, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Contingent Income Auto-Callable Securities due October 12, 2029

Based on the Worst Performing of the State Street® Utilities Select Sector SPDR® ETF, the VanEck® Rare Earth and Strategic Metals ETF and the VanEck® Uranium and Nuclear ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement, tax supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest.

￭Contingent coupon. The securities will pay a contingent coupon but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. However, if the closing level of any underlier is less than its coupon barrier level on any observation date, we will pay no interest with respect to the related interest period.

￭Automatic early redemption. The securities will be automatically redeemed if the closing level of each underlier is greater than or equal to its call threshold level on any redemption determination date for an early redemption payment equal to the stated principal amount plus the contingent coupon with respect to the related interest period. No further payments will be made on the securities once they have been automatically redeemed.

￭Payment at maturity. If the securities have not been automatically redeemed prior to maturity and the final level of each underlier is greater than or equal to its downside threshold level or the final level of any underlier is greater than or equal to its initial level, investors will receive (in addition to the contingent coupon with respect to the final observation date, if payable) the stated principal amount at maturity. If, however, the final level of any underlier is less than its downside threshold level and the final level of each underlier is less than its initial level, investors will lose 1% for every 1% decline in the level of the worst performing underlier over the term of the securities. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

￭The value of the securities is primarily based on the worst performing underlier. The fact that the securities are linked to more than one underlier means that a decline in the level of any underlier beyond its coupon barrier level and/or downside threshold level may adversely affect your return on the securities.

￭The securities are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing a significant portion or all of their principal and the risk of receiving no coupons over the entire term of the securities. You will not participate in any appreciation of any underlier. Investors in the securities must be willing to accept the risk of losing their entire initial investment based on the individual performance of each underlier. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Aggregate principal amount:	$
Underliers:

State Street® Utilities Select Sector SPDR® ETF (the “XLU Fund”), VanEck® Rare Earth and Strategic Metals ETF (the “REMX Fund”) and VanEck® Uranium and Nuclear ETF (the “NLR Fund”). We refer to each of the XLU Fund, the REMX Fund and the NLR Fund as an underlying fund.

Strike date:	October 9, 2026
Pricing date:	October 9, 2026
Original issue date:	October 15, 2026
Final observation date:	October 9, 2029, subject to postponement for non-trading days and certain market disruption events
Maturity date:	October 12, 2029
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $938.00 per security, or within $35.00 of that estimate. See “Estimated Value of the Securities” on page 4.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Principal at Risk Securities dated April 8, 2026 Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities Principal at Risk Securities

Terms continued from the previous page
Automatic early redemption:

The securities are not subject to automatic early redemption until the first redemption determination date. If, on any redemption determination date, the closing level of each underlier is greater than or equal to its call threshold level, the securities will be automatically redeemed for the early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been automatically redeemed.

The securities will not be redeemed on any early redemption date if the closing level of any underlier is less than its call threshold level on the related redemption determination date.

First redemption determination date:	October 11, 2027. Under no circumstances will the securities be redeemed prior to the first redemption determination date.
Redemption determination dates:

October 11, 2027, November 9, 2027, December 9, 2027, January 10, 2028, February 9, 2028, March 9, 2028, April 10, 2028, May 9, 2028, June 9, 2028, July 10, 2028, August 9, 2028, September 11, 2028, October 9, 2028, November 9, 2028, December 11, 2028, January 9, 2029, February 9, 2029, March 9, 2029, April 9, 2029, May 9, 2029, June 11, 2029, July 9, 2029, August 9, 2029 and September 10, 2029, subject to postponement for non-trading days and certain market disruption events.

Call threshold level:

With respect to the XLU Fund, $ , which is 100% of its initial level

With respect to the REMX Fund, $ , which is 100% of its initial level

With respect to the NLR Fund, $ , which is 100% of its initial level

Early redemption payment:	The stated principal amount plus the contingent coupon with respect to the related interest period
Early redemption dates:

October 14, 2027, November 12, 2027, December 14, 2027, January 13, 2028, February 14, 2028, March 14, 2028, April 13, 2028, May 12, 2028, June 14, 2028, July 13, 2028, August 14, 2028, September 14, 2028, October 12, 2028, November 14, 2028, December 14, 2028, January 12, 2029, February 14, 2029, March 14, 2029, April 12, 2029, May 14, 2029, June 14, 2029, July 12, 2029, August 14, 2029 and September 13, 2029

Contingent coupon:

A contingent coupon at an annual rate of 12.70% will be paid on the securities on each coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date.

If, on any observation date, the closing level of any underlier is less than its coupon barrier level, we will pay no coupon with respect to the applicable interest period.

Coupon payment dates:

As set forth under “Observation Dates and Coupon Payment Dates” below. If any coupon payment date is not a business day, the coupon payment with respect to such date, if any, will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The coupon payment, if any, with respect to the final observation date shall be made on the maturity date.

Coupon barrier level:

With respect to the XLU Fund, $ , which is 70% of its initial level*

With respect to the REMX Fund, $ , which is 70% of its initial level*

With respect to the NLR Fund, $ , which is 70% of its initial level*

Observation dates:	As set forth under “Observation Dates and Coupon Payment Dates” below, subject to postponement for non-trading days and certain market disruption events
Payment at maturity per security:

If the securities have not been automatically redeemed prior to maturity, investors will receive (in addition to the contingent coupon with respect to the final observation date, if payable) a payment at maturity determined as follows:

•If the final level of each underlier is greater than or equal to its downside threshold level or the final level of any underlier is greater than or equal to its initial level:

stated principal amount

•If the final level of any underlier is less than its downside threshold level and the final level of each underlier is less than its initial level:

stated principal amount × performance factor of the worst performing underlier

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

Final level:	With respect to each underlier, the closing level on the final observation date
Downside threshold level:

With respect to the XLU Fund, $ , which is 70% of its initial level*

With respect to the REMX Fund, $ , which is 70% of its initial level*

With respect to the NLR Fund, $ , which is 70% of its initial level*

Performance factor:	With respect to each underlier, final level / initial level
Initial level:

With respect to the XLU Fund, $ , which is its closing level on the strike date

With respect to the REMX Fund, $ , which is its closing level on the strike date

With respect to the NLR Fund, $ , which is its closing level on the strike date

Closing level:	“Closing level” and “adjustment factor” have the meanings set forth under “General Terms of the Securities—Some Definitions” in the accompanying product supplement.
Worst performing underlier:	The underlier with the lowest percentage return from its initial level to its final level
CUSIP:	61781LM64
ISIN:	US61781LM649
Listing:	The securities will not be listed on any securities exchange.

*As necessary, calculated levels will be rounded to three decimal places.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities Principal at Risk Securities

Observation Dates and Coupon Payment Dates

Observation Dates	Coupon Payment Dates
November 9, 2026	November 12, 2026
December 9, 2026	December 14, 2026
January 11, 2027	January 14, 2027
February 9, 2027	February 12, 2027
March 9, 2027	March 12, 2027
April 9, 2027	April 14, 2027
May 10, 2027	May 13, 2027
June 9, 2027	June 14, 2027
July 9, 2027	July 14, 2027
August 9, 2027	August 12, 2027
September 9, 2027	September 14, 2027
October 11, 2027	October 14, 2027
November 9, 2027	November 12, 2027
December 9, 2027	December 14, 2027
January 10, 2028	January 13, 2028
February 9, 2028	February 14, 2028
March 9, 2028	March 14, 2028
April 10, 2028	April 13, 2028
May 9, 2028	May 12, 2028
June 9, 2028	June 14, 2028
July 10, 2028	July 13, 2028
August 9, 2028	August 14, 2028
September 11, 2028	September 14, 2028
October 9, 2028	October 12, 2028
November 9, 2028	November 14, 2028
December 11, 2028	December 14, 2028
January 9, 2029	January 12, 2029
February 9, 2029	February 14, 2029
March 9, 2029	March 14, 2029
April 9, 2029	April 12, 2029
May 9, 2029	May 14, 2029
June 11, 2029	June 14, 2029
July 9, 2029	July 12, 2029
August 9, 2029	August 14, 2029
September 10, 2029	September 13, 2029
October 9, 2029 (final observation date)	October 12, 2029 (maturity date)

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Contingent Income Auto-Callable Securities Principal at Risk Securities

Estimated Value of the Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. Our estimate of the value of the securities as determined on the pricing date will be within the range specified on the cover hereof and will be set forth on the cover of the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underliers. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underliers, instruments based on the underliers, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underliers, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the securities in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities will be automatically redeemed with respect to a redemption determination date, whether a contingent coupon is payable with respect to an observation date and how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity. The following examples are for illustrative purposes only. Whether the securities are automatically redeemed prior to maturity will be determined by reference to the closing level of each underlier on each redemption determination date. Whether you receive a contingent coupon will be determined by reference to the closing level of each underlier on each observation date. The payment at maturity will be determined by reference to the closing level of each underlier on the final observation date. The actual initial level, call threshold level, coupon barrier level and downside threshold level for each underlier will be determined on the strike date. All payments on the securities are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for ease of analysis. The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Hypothetical initial level:	With respect to the XLU Fund, $100.00* With respect to the REMX Fund, $100.00* With respect to the NLR Fund, $100.00*
Hypothetical call threshold level:

With respect to the XLU Fund, $100.00, which is 100% of its hypothetical initial level

With respect to the REMX Fund, $100.00, which is 100% of its hypothetical initial level

With respect to the NLR Fund, $100.00, which is 100% of its hypothetical initial level

Hypothetical coupon barrier level:

With respect to the XLU Fund, $70.00, which is 70% of its hypothetical initial level

With respect to the REMX Fund, $70.00, which is 70% of its hypothetical initial level

With respect to the NLR Fund, $70.00, which is 70% of its hypothetical initial level

Hypothetical downside threshold level:

With respect to the XLU Fund, $70.00, which is 70% of its hypothetical initial level

With respect to the REMX Fund, $70.00, which is 70% of its hypothetical initial level

With respect to the NLR Fund, $70.00, which is 70% of its hypothetical initial level

Contingent coupon:

12.70% per annum (corresponding to approximately $10.583 per interest period per security). The actual contingent coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent coupon of $10.583 is used in these examples for ease of analysis.

*The hypothetical initial level of $100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual initial level of any underlier. Please see “Historical Information” below for historical data regarding the actual closing levels of the underliers.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities Principal at Risk Securities

How to determine whether the securities will be automatically redeemed with respect to a redemption determination date:

	Closing Level of the XLU Fund	Closing Level of the REMX Fund	Closing Level of the NLR Fund	Early Redemption Payment
Hypothetical Redemption Determination Date #1	$145.00 (greater than or equal to its call threshold level)	$65.00 (less than its call threshold level)	$150.00 (greater than or equal to its call threshold level)	N/A
Hypothetical Redemption Determination Date #2	$125.00 (greater than or equal to its call threshold level)	$160.00 (greater than or equal to its call threshold level)	$135.00 (greater than or equal to its call threshold level)

$1,000 + $10.583 (the stated principal amount + the contingent coupon with respect to the related interest period)

For more information, please see “How to determine whether a contingent coupon is payable with respect to an observation date (if the securities have not been previously automatically redeemed)” below.

On hypothetical redemption determination date #1, because the closing level of at least one underlier is less than its call threshold level, the securities are not automatically redeemed on the related early redemption date.

On hypothetical redemption determination date #2, because the closing level of each underlier is greater than or equal to its call threshold level, the securities are automatically redeemed on the related early redemption date for an early redemption payment equal to the stated principal amount plus the contingent coupon with respect to the related interest period. No further payments are made on the securities once they have been automatically redeemed.

If the closing level of any underlier is less than its call threshold level on each redemption determination date, the securities will not be automatically redeemed prior to maturity.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities Principal at Risk Securities

How to determine whether a contingent coupon is payable with respect to an observation date (if the securities have not been previously automatically redeemed):

	Closing Level of the XLU Fund	Closing Level of the REMX Fund	Closing Level of the NLR Fund	Payment per Security
Hypothetical Observation Date #1	$125.00 (greater than or equal to its coupon barrier level)	$90.00 (greater than or equal to its coupon barrier level)	$130.00 (greater than or equal to its coupon barrier level)	$10.583
Hypothetical Observation Date #2	$35.00 (less than its coupon barrier level)	$45.00 (less than its coupon barrier level)	$110.00 (greater than or equal to its coupon barrier level)	$0
Hypothetical Observation Date #3	$120.00 (greater than or equal to its coupon barrier level)	$160.00 (greater than or equal to its coupon barrier level)	$145.00 (greater than or equal to its coupon barrier level)

$1,000 + $10.583 (the stated principal amount + the contingent coupon with respect to the related interest period)

For more information, please see “How to determine whether the securities will be automatically redeemed with respect to a redemption determination date” above.

On hypothetical observation date #1, because the closing level of each underlier is greater than or equal to its coupon barrier level, the contingent coupon is paid on the related coupon payment date.

On hypothetical observation date #2, because the closing level of at least one underlier is less than its coupon barrier level, no contingent coupon is paid on the related coupon payment date.

On hypothetical observation date #3, the closing level of each underlier is greater than or equal to its coupon barrier level. Because the closing level of each underlier is also greater than or equal to its call threshold level, the securities are automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent coupon with respect to the related interest period. No further payments are made on the securities once they have been automatically redeemed.

If the closing level of any underlier is less than its coupon barrier level on each observation date, you will not receive any contingent coupons for the entire term of the securities.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

The hypothetical examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Level of the XLU Fund	Final Level of the REMX Fund	Final Level of the NLR Fund	Payment at Maturity per Security
Hypothetical Observation Date #1	$110.00 (greater than or equal to its downside threshold level)	$105.00 (greater than or equal to its downside threshold level)	$115.00 (greater than or equal to its downside threshold level)

$1,000 + $10.583 (the stated principal amount + the contingent coupon with respect to the final observation date)

For more information, please see “How to determine whether a contingent coupon is payable with respect to an observation date (if the securities have not been previously automatically redeemed)” above.

Hypothetical Observation Date #2	$85.00 (greater than or equal to its downside threshold level and less than its initial level)	$45.00 (less than its downside threshold level and less than its initial level)	$110.00 (greater than or equal to its downside threshold level and greater than or equal to its initial level)	$1,000 × performance factor of the worst performing underlier = $1,000 × ($45.00 / $100.00) = $450.00
Hypothetical Observation Date #3	$45.00 (less than its downside threshold level and less than its initial level)	$30.00 (less than its downside threshold level and less than its initial level)	$20.00 (less than its downside threshold level and less than its initial level)	$1,000 × ($20.00 / $100.00) = $200.00

In example #1, the final level of each underlier is greater than or equal to its downside threshold level. Therefore, investors receive at maturity the stated principal amount. Because the final level of each underlier is also greater than or equal to its coupon barrier level, investors receive the contingent coupon with respect to the final observation date. Investors do not participate in any appreciation of any underlier.

In example #2, the final level of at least one underlier is less than its downside threshold level and the final level of at least one underlier is greater than its initial level. Therefore, investors receive at maturity the stated principal amount. Moreover, because the final level of at least one underlier is also less than its coupon barrier level, investors do not receive a contingent coupon with respect to the final observation date.

In example #3, the final level of at least one underlier is less than its downside threshold level and the final level of each underlier is less than its initial level. Therefore, investors receive at maturity a payment that reflects a loss of 1% of principal for each 1% decline in the level of the worst performing underlier. Moreover, because the final level of at least one underlier is also less than its coupon barrier level, investors do not receive a contingent coupon with respect to the final observation date.

If the securities have not been automatically redeemed prior to maturity, the final level of any underlier is less than its downside threshold level and the final level of each underlier is less than its initial level, you will be exposed to the negative performance of the worst performing underlier at maturity, and your payment at maturity will be significantly less than the stated principal amount of the securities and could be zero.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, tax supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been automatically redeemed prior to maturity, the final level of any underlier is less than its downside threshold level and the final level of each underlier is less than its initial level, the payout at maturity will be an amount in cash that is significantly less than the stated principal amount of each security, and you will lose an amount proportionate to the full decline in the level of the worst performing underlier over the term of the securities. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire initial investment in the securities.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent coupon on a coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. However, if the closing level of any underlier is less than its coupon barrier level on any observation date, we will pay no coupon with respect to the applicable interest period. It is possible that the closing level of an underlier will remain below its coupon barrier level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupons. If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭Payment of the contingent coupon is based on the closing levels of the underliers on only the related observation date at the end of the related interest period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the related interest period based on the closing level of each underlier on the related observation date. As a result, you will not know whether you will receive the contingent coupon on a coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon is based solely on the closing levels of the underliers on the observation dates, if the closing level of any underlier on any observation date is less than its coupon barrier level, you will receive no coupon with respect to the related interest period, even if the closing level of such underlier was greater than or equal to its coupon barrier level on other days during that interest period and even if the closing levels of the other underliers are greater than or equal to their coupon barrier levels on such observation date.

￭Investors will not participate in any appreciation in the value of any underlier. Investors will not participate in any appreciation in the value of any underlier from the strike date to the final observation date, and the return on the securities will be limited to the contingent coupons that are paid with respect to the observation dates on which the closing level of each underlier is greater than or equal to its coupon barrier level. It is possible that the closing level of an underlier will remain below its coupon barrier level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupons.

￭The securities are subject to early redemption risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are automatically redeemed prior to maturity, you will receive no further payments on the securities, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed prior to the first redemption determination date.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the value of each underlier at any time will affect the value of the securities more than any other single factor. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underliers;

ointerest and yield rates in the market;

odividend rates on the underliers, as applicable;

othe level of correlation between the underliers;

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underliers or markets generally;

othe availability of comparable instruments;

othe occurrence of certain events affecting an underlier that may or may not require an adjustment to an adjustment factor;

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Contingent Income Auto-Callable Securities Principal at Risk Securities

othe composition of any underlier and changes in such composition, as applicable;

othe time remaining until the securities mature; and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount if, at the time of sale, the closing level of any underlier is at, below or not sufficiently above its downside threshold level and/or coupon barrier level, or if market interest rates rise.

You can review the historical closing levels of the underliers in the section of this document called “Historical Information.” You cannot predict the future performance of an underlier based on its historical performance. The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. There can be no assurance that the closing level of each underlier will be greater than or equal to its coupon barrier level on any observation date so that you will receive a contingent coupon with respect to the applicable interest period, or that the final level of each underlier will be greater than or equal to its downside threshold level or the final level of any underlier will be greater than or equal to its initial level so that you do not suffer a significant loss on your initial investment in the securities.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities, and, therefore, you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the securities in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be

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predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭As discussed in more detail in the accompanying product supplement, investing in the securities is not equivalent to investing in the underlier(s).

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, non-U.S. investors should note that persons having withholding responsibility in respect of the securities are, absent an exception, expected to withhold on any coupon paid to a non-U.S. investor, generally at a rate of 30%. We will not pay any additional amounts in respect of such withholding. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlier(s)

￭Because your return on the securities will depend upon the performance of the underlier(s), in addition to any risks described further below, the securities are subject to the following risk(s) discussed in more detail in the accompanying product supplement.

oAdjustments to an underlying fund or the index tracked by such underlying fund could adversely affect the value of the securities.

oThe performance and market price of an underlying fund, particularly during periods of market volatility, may not correlate with the performance of its share underlying index, the performance of the component securities of its share underlying index or the net asset value per share of such underlying fund.

oThe anti-dilution adjustments the calculation agent is required to make do not cover every event that could affect an underlying fund.

oThere are risks associated with investments in securities linked to the value of foreign equity securities.

oThere are risks associated with investments in securities linked to the value of emerging markets securities.

oSecurities linked to certain underliers are subject to currency exchange risk.

￭You are exposed to the price risk of each underlier. Your return on the securities is not linked to a basket consisting of the underliers. Rather, it will be contingent upon the independent performance of each underlier. Unlike an instrument with a return linked to a basket of the underliers, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlier. Poor performance by any underlier over the term of the securities may negatively affect your return. In addition, you may be exposed to the decline in the worst performing underlier over the term of the securities. Accordingly, your investment is subject to the price risk of each underlier.

￭Because the securities are primarily linked to the performance of the worst performing underlier, you are exposed to a greater risk of not receiving a positive return on the securities and/or sustaining a significant loss on your investment than if the securities were linked to just one underlier. The risk that you will suffer a significant loss on your investment is greater if you invest in securities primarily linked to the performance of the worst performing underlier as opposed to substantially similar securities that are linked to the performance of just one underlier. With more than one underlier, it is more likely that any underlier will depreciate in a manner that may adversely affect the value of the securities than if the securities were linked to only one underlier. Therefore, it is more likely that you will suffer a significant loss on your investment.

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￭The securities are subject to risks associated with investments in securities with a concentration in the utilities sector. The securities included in the Utilities Select Sector Index and that are generally tracked by the State Street® Utilities Select Sector SPDR® ETF are securities of companies whose primary business is directly associated with the utilities sector.

Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage, general civil liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but, conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the utilities sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭The VanEck® Rare Earth and Strategic Metals ETF is subject to risks associated with rare earth and strategic metals companies. The stocks held by the VanEck® Rare Earth and Strategic Metals ETF are generally concentrated in rare earth/strategic metals companies, which are companies involved in industrial metals that are typically mined as by-products or secondary metals in operations focused on precious metals and base metals. Compared to base metals, they have more specialized uses and are often more difficult to extract. Rare earth metals (or rare earth elements), a subset of strategic metals, are a collection of chemical elements that are crucial to many of the world’s most advanced technologies. Consequently, the demand for strategic metals has strained supply, which has the potential to result in a shortage of such materials which could adversely affect the companies in the Fund’s portfolio. Companies involved in the various activities that are related to the producing, refining and recycling of rare earth/strategic metals tend to be small-, medium- and micro-capitalization companies with volatile share prices, are highly dependent on the price of rare earth/strategic metals, which may fluctuate substantially over short periods of time. The value of such companies may be significantly affected by events relating to international, national and local political and economic developments, energy conservation efforts, the success of exploration projects, commodity prices, tax and other government regulations, depletion of resources, and mandated expenditures for safety and pollution control devices. The producing, refining and recycling of rare earth/strategic metals can be capital intensive and, if companies involved in such activities are not managed well, the share prices of such companies could decline even as prices for the underlying rare earth/strategic metals are rising. In addition, companies involved in the various activities that are related to the producing, refining and recycling of rare earth/strategic metals may be at risk for environmental damage claims.

￭The securities are subject to risks associated with investments in securities with a concentration in the uranium and nuclear energy sector. All of the equity securities held by VanEck® Uranium and Nuclear ETF are issued by companies with business operations in uranium mining (the “uranium sector”) and the nuclear energy sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers.

The uranium sector is exposed to risks related to the uranium mining industry, the oil, gas and consumable fuels industry and the energy sector. The uranium mining industry can be significantly subject to the effects of competitive pressures in the uranium mining industry and the price of uranium. The price of uranium may be affected by changes in inflation rates, interest rates, monetary policy, economic conditions, other financial events, regulatory events, geopolitical conditions and political stability.

The nuclear energy sector is exposed to risks relating to the nuclear energy industry, which include, among other risks, incidents and accidents, breaches of security, ill-intentioned acts of terrorism, air crashes, natural disasters (such as floods or earthquakes), equipment malfunctions or mishandling in storage, handling, transportation, treatment or conditioning of substances and nuclear materials. In addition, nuclear energy companies are subject to competitive risk associated with the prices of other energy sources, such as natural gas and oil.

The nuclear energy industry is also subject to restrictive regulations. These regulations and any future regulations may be subject to significant tightening by national and international authorities. With respect to uranium, such factors include the demand for nuclear power, political and economic conditions in uranium producing and consuming countries, uranium supply from secondary sources and uranium production levels and costs of production. In addition, the prices of crude oil, natural gas and electricity

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produced from traditional hydro power and possibly other undiscovered energy sources could potentially have a negative impact on the competitiveness of nuclear energy companies in which the VanEck® Uranium and Nuclear ETF invests.

Risks Relating to Conflicts of Interest

In engaging in certain activities described below and as discussed in more detail in the accompanying product supplement, our affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will make any determinations necessary to calculate any payment(s) on the securities. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, which may adversely affect your return on the securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities.

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Historical Information

State Street® Utilities Select Sector SPDR® ETF Overview

Bloomberg Ticker Symbol: XLU UP

The State Street® Utilities Select Sector SPDR® ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of its share underlying index, which is the Utilities Select Sector Index. The underlying fund manager with respect to the State Street® Utilities Select Sector SPDR® ETF is the Select Sector SPDR® Trust, which is a registered investment company. Effective December 1, 2025, the underlier changed its name from Utilities Select Sector SPDR® Fund to State Street® Utilities Select Sector SPDR® ETF. It is possible that the underlier may not fully replicate the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-57791 and 811-08837, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlier may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete.

The closing level of the XLU Fund on October 1, 2026 was $39.68. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

XLU Fund Daily Closing Levels January 1, 2021 to October 1, 2026

This document relates only to the securities referenced hereby and does not relate to the underlier. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlier. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent

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disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlier could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

We and/or our affiliates may presently or from time to time engage in business with the underlying fund manager. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlier, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlier. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlier as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlier.

The securities are not sponsored, endorsed, sold, or promoted by the underlying fund manager. The underlying fund manager makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The underlying fund manager has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Utilities Select Sector Index. The Utilities Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the utilities sector of the S&P 500® Index. The share underlying index publisher with respect to the Utilities Select Sector Index is S&P® Dow Jones Indices LLC, or any successor thereof. The Utilities Select Sector Index includes component stocks in industries such as electric utilities; multi-utilities; independent power and renewable energy producers; water utilities; and gas utilities. For more information, see “S&P® Select Sector Indices—Utilities Select Sector Index” in the accompanying index supplement.

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VanEck® Rare Earth and Strategic Metals ETF Overview

Bloomberg Ticker Symbol: REMX UP

The VanEck® Rare Earth and Strategic Metals ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of its share underlying index, which is the MVIS® Global Rare Earth/Strategic Metals Index. The underlying fund manager with respect to the VanEck® Rare Earth and Strategic Metals ETF is VanEck® ETF Trust, which is a registered investment company. It is possible that the underlier may not fully replicate the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-123257 and 811-10325, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlier may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete.

The closing level of the REMX Fund on October 1, 2026 was $62.95. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

REMX Fund Daily Closing Levels January 1, 2021 to October 1, 2026

This document relates only to the securities referenced hereby and does not relate to the underlier. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlier. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlier could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

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We and/or our affiliates may presently or from time to time engage in business with the underlying fund manager. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlier, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlier. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlier as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlier.

The securities are not sponsored, endorsed, sold, or promoted by the underlying fund manager. The underlying fund manager makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The underlying fund manager has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

MVIS® Global Rare Earth/Strategic Metals Index. The MVIS® Global Rare Earth/Strategic Metals Index is designed to track the performance of the companies primarily engaged in a variety of activities that are related to the producing, refining and recycling of rare earth and strategic metals and minerals. The share underlying index publisher with respect to MVIS® Global Rare Earth/Strategic Metals Index is MarketVector Indexes GmbH, or any successor thereof.

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VanEck® Uranium and Nuclear ETF Overview

Bloomberg Ticker Symbol: NLR UP

VanEck® Uranium and Nuclear ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of its share underlying index, which is the MVIS Global Uranium & Nuclear Energy Index. The underlying fund manager with respect to the VanEck® Uranium and Nuclear ETF is VanEck, which is a registered investment company. It is possible that the underlier may not fully replicate the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-123257 and 811-21726, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlier may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete.

The closing level of the NLR Fund on October 1, 2026 was $102.75. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

NLR Fund Daily Closing Levels January 1, 2021 to October 1, 2026

This document relates only to the securities referenced hereby and does not relate to the underlier. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlier. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlier could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

We and/or our affiliates may presently or from time to time engage in business with the underlying fund manager. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlier, and neither we nor any of our

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affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlier. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlier as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlier.

The securities are not sponsored, endorsed, sold, or promoted by the underlying fund manager. The underlying fund manager makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The underlying fund manager has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

MVIS Global Uranium & Nuclear Energy Index. The MVIS Global Uranium & Nuclear Energy Index is a modified market-cap weighted index that tracks the performance of the largest and most liquid companies in the global uranium and nuclear energy industries. These companies include those involved in uranium mining and nuclear energy production that generate at least 50% of their revenue from uranium and nuclear energy activities. The share underlying index publisher with respect to the MVIS Global Uranium & Nuclear Energy Index is MarketVector Indexes, or any successor thereof.

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement, tax supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 per security and integral multiples thereof
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Interest period:

The period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Amortization period:	The 6-month period following the issue date
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
United States federal income tax considerations:

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons, and any coupons as ordinary income, as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts with Associated Coupons” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. Moreover, because this treatment of the securities and our counsel’s opinion are based on market conditions as of the date of this preliminary pricing supplement, each is subject to confirmation on the pricing date. A different tax treatment could be adverse to you.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In particular, due to the terms of the securities and current market conditions, there is a risk that the securities could be characterized as debt instruments for U.S. federal income tax purposes, in which case the timing and character of income recognized in respect of the securities could be different from those described herein and possibly adverse to certain investors. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

The U.S. federal income tax treatment of the coupons is unclear. To the extent that we have withholding responsibility in respect of the securities, we would expect generally to treat the coupons paid to Non-U.S. Holders as subject to U.S. withholding tax. Moreover, you should expect that, if the applicable withholding agent determines that withholding tax should apply, it will be at a rate of 30% (or lower treaty rate). In order to claim an exemption from, or a reduction in, the 30% withholding under an applicable treaty, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the coupons.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2029 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities Principal at Risk Securities

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement, the index supplement and the tax supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement, the index supplement, the tax supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the index supplement, the product supplement and the tax supplement if you so request by calling toll-free 1-(800)-584-6837.

Terms used but not defined in this document are defined in the product supplement, in the index supplement, in the tax supplement or in the prospectus. Each of the product supplement, the index supplement, the tax supplement and the prospectus can be accessed via the hyperlinks set forth on the cover of this document.